June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026 (January 26, 2026)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip Code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 26, 2026, the Board of Directors (the “Board”) of ArcBest Corporation (the “Company”) increased the size of the Board from eleven to thirteen members and elected Ann G. Bordelon and Bobby K. George to the Board as directors, effective immediately. The Board also appointed Ms. Bordelon and Mr. George to serve on the Audit Committee, effective immediately. Ms. Bordelon’s and Mr. George’s initial term on the Board will expire at the Company’s 2026 Annual Meeting of Stockholders, at which time they will stand for election to a new term.

Ms. Bordelon serves as Executive Vice Chancellor for Finance and Administration at the University of Arkansas. Ms. Bordelon has not engaged in any related person transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, and she is not a party to any arrangements or understandings with any other persons pursuant to which she was elected as a director of the Board.

Mr. George serves as Senior Vice President and Chief Digital Officer – Carrier Global Corporation. Mr. George has not engaged in any related person transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, and he is not a party to any arrangements or understandings with any other persons pursuant to which he was elected as a director of the Board.

For their service as non-employee Board members, Ms. Bordelon and Mr. George will participate in the Company’s non-employee director compensation arrangements. In addition, as of January 26, 2026, Ms. Bordelon and Mr. George entered into the Company’s standard indemnification agreement for directors. For a general description of the compensation program for the Company’s non-employee directors and Board committee members and the Company’s indemnification agreements with the members of the Board, please see the Company’s Proxy Statement for its 2025 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 14, 2025.

On January 26, 2026, Fredrik J. Eliasson notified the Board of his decision to retire from the Board, effective February 28, 2026, after more than 6 years of service on the Board.

Also on January 26, 2026, Kathleen D. McElligott notified the Board of her decision to retire from the Board, effective February 28, 2026, after more than 10 years of service on the Board.

Following the retirement of Craig E. Philip on January 28, 2025 (which was announced on October 31, 2025), the size of the Board will decrease from thirteen to twelve.  Correspondingly, following the retirement of Mr. Eliasson and Ms. McElligott on February 28, 2026, the size of the Board will decrease from twelve to ten.

ITEM 7.01 – REGULATION FD DISCLOSURE.

On January 28, 2026, the Company issued a press release announcing Ms. Bordelon’s and Mr. George’s appointment, Mr. Eliasson’s and Ms. McElligott’s retirement. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1*	Press release of ArcBest dated January 28, 2026
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

*Furnished herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	January 28, 2026	/s/ J. Brent Hagy
J. Brent Hagy
Chief Legal Officer and Corporate Secretary